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                               WAIVER AGREEMENT

     WAIVER AGREEMENT dated as of July 31, 1997 (this "WAIVER"), among GANTOS, INC., a Michigan corporation (the "BORROWER"), FLEET BANK, N.A. (formerly known as Natwest Bank N.A.) and LASALLE NATIONAL BANK as lenders (each individually, a "LENDER" and collectively, the "Lenders"), and FLEET BANK, N.A. (formerly known as Natwest Bank N.A.) as agent for the Lenders (in such capacity, the "AGENT"). Reference is made to the Revolving Credit Agreement dated as of March 10, 1995 (as heretofore and hereafter amended, supplemented or modified from time to time in accordance with its terms, the "CREDIT AGREEMENT") among the Borrower, the Lenders, and the Agent. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

     WHEREAS, Section 7.10 of the Credit Agreement requires that EBITDA of the Borrower and its subsidiaries for the four fiscal quarter period ended July 31, 1997 shall have been no less than $6,800,000.

     WHEREAS, the Borrower has informed the Agent and the Lenders that EBITDA of the Borrower and its subsidiaries for such period exceeded $6,000,000 but was less than $6,800,000; and

     WHEREAS, the Borrower has requested that the Agent and the Lenders waive the requirement under said Section 7.10 that EBITDA of the Borrower and its subsidiaries for such period shall have been no less than $6,800,000.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions and fulfillment of the conditions set forth below, the parties hereto agree as follows:

     1. CONDITIONAL WAIVER OF SECTION 7.10 OF THE CREDIT AGREEMENT. Subject to the conditions as to effectiveness set forth in Paragraph 3 of this Waiver, so long as EBITDA of the Borrower and its subsidiaries for the four fiscal quarter period ended July 31, 1997 exceeded $6,000,000 the Agent and the Lenders waive the requirement under Section 7.10 of the Credit Agreement that EBITDA of the Borrower and its subsidiaries for such period shall have been no less than $6,800,000.

     2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Waiver) as of the date hereof that:

     (a) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of




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the date hereof with the same force and effect as if made on such date
(except to the extent that any such representation or warranty relates expressly to an earlier date).

          (b) No registration or filing with, consent or approval of, or other action by, any Federal, State or other governmental agency, authority or regulatory body is or will be required on behalf of the Borrower in connection with the execution, delivery, performance, validity or enforcement of this Waiver other than any such registration or filing which has been made or any such consent, approval or other action which has been obtained and remains in full force and effect and other than the filing of a Form 10-Q or a Form 10-K with the Securities and Exchange Commission.

          (c) The execution, delivery and performance of this Waiver by the Borrower will not violate any provision of the certificate or articles of incorporation or bylaws of the Borrower or any of its subsidiaries or any law, statute, rule or regulation, or any order or decree of any court or governmental instrumentality applicable to the Borrower or any of its subsidiaries, or violate, result in the breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any of its subsidiaries or any of their respective properties or assets are or may be bound.

          (d) After giving effect to this Waiver, the Borrower is in compliance with all of the various covenants and agreements applicable to it set forth in the Credit Agreement and each of the other Loan Documents.

          (e) After giving effect to this Waiver, no event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, an Event of Default under the Credit Agreement or any of the other Loan Documents, or an Event of Default (as defined in the Indenture) under the Indenture.

          (f) The Borrower has no defense to or setoff, counterclaim or claim against payment of the Obligations or enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

          3. CONDITIONS PRECEDENT. Notwithstanding any term or provision of this Waiver to the contrary, the waiver set forth in Paragraph 1 hereof shall become effective until the Agent shall have determined that each of the following conditions precedent shall have been satisfied:

          (a) All representations and warranties made by the Borrower contained in Paragraph 2 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the date of effectiveness of this Waiver after giving effect to such Waiver (unless any such representation or warranty speaks expressly to an earlier date).


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   (b)  Counterparts of this Waiver shall have been duly executed and delivered on behalf of the Borrower, the Lenders and the Agent.

   4. CONTINUED EFFECTIVENESS. Each of the parties hereto agrees that, except as expressly supplemented by this Waiver, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date of this Waiver.

   5. COUNTERPARTS. This Waiver may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver.

   6. GOVERNING LAW. THIS WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

   IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       GANTOS, INC., as Borrower


                                       By:  /s/ Arlene H. Stern
                                           ---------------------------------
                                         Name: Arlene H. Stern
                                         Title: President & CEO


                                       FLEET BANK, N.A. (formerly known as
                                       Natwest Bank N.A.), as Agent and as
                                       a Lender


                                       By: /s/ Thomas B. Joyce
                                           ---------------------------------
                                         Name: Thomas B. Joyce
                                         Title: V.P. & Portfolio Manager


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                                       LASALLE NATIONAL BANK, as a Lender


                                       By: /s/ Mary S. Joseph
                                           ---------------------------------
                                         Name:
                                         Title:






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